UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011 (November 8, 2011)

VRINGO, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. 28th Street New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 525-4319

18 East 16th Street, 7th Floor
New York, New York 10003
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On November 8, 2011, Vringo, Inc. (the “Company”) entered into a license agreement (the “Agreement”) with ZTE Corporation, a mobile handset manufacturer in China (“ZTE”). Pursuant to the terms of the Agreement, the Company granted ZTE and its affiliates a non-exclusive worldwide license to pre-load the Company’s FacetonesTM mobile application (the “Application”) in the Android handsets manufactured by ZTE. ZTE will pay the Company an advance upon the shipment of a certain number of Android devices pre-loaded with the Application and a royalty for each ZTE handset pre-loaded with the Application. The Agreement provides for a three-year term from the date of the agreement (the “Initial Term”) which will automatically renew for successive one-year periods. Either party may terminate the Agreement at any time after the Initial Term upon sixty days written notice.

A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which will be filed, with any confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2011.

Item 9.01         Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

99.1	Press Release dated November 10, 2011

 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2011	VRINGO, INC.

	By:	/s/ Ellen Cohl
Name: Ellen Cohl
Title: Chief Financial Officer Executive Officer